Exhibit 99.1
Workday Announces Fiscal 2022 Third Quarter Financial Results

Fiscal Third Quarter Total Revenues of $1.33 Billion, Up 20.0% Year Over Year
Subscription Revenue of $1.17 Billion, Up 21.0% Year Over Year
24-Month Subscription Revenue Backlog of $7.12 Billion, Up 19.7% Year Over Year
Total Subscription Revenue Backlog of $10.97 Billion, Up 23.7% Year Over Year

PLEASANTON, Calif., Nov. 18, 2021 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2022 third quarter ended October 31, 2021.

Fiscal 2022 Third Quarter Results

•Total revenues were $1.33 billion, an increase of 20.0% from the third quarter of fiscal 2021. Subscription revenue was $1.17 billion, an increase of 21.0% from the same period last year.
•Operating income was $23.9 million, or 1.8% of revenues, compared to an operating loss of $14.1 million, or negative 1.3% of revenues, in the same period last year. Non-GAAP operating income for the third quarter was $332.2 million, or 25.0% of revenues, compared to a non-GAAP operating income of $268.1 million, or 24.2% of revenues, in the same period last year.1
•Basic and diluted net income per share was $0.17, compared to a basic and diluted net loss per share of $0.10 in the third quarter of fiscal 2021. Non-GAAP basic and diluted net income per share was $1.15 and $1.10, respectively, compared to a non-GAAP basic and diluted net income per share of $0.92 and $0.86, respectively, in the same period last year.2
•Operating cash flows were $384.7 million compared to $293.8 million in the prior year.
•Cash, cash equivalents, and marketable securities were $3.55 billion as of October 31, 2021.

Comments on the News

“We delivered another strong quarter as we continue to expand our addressable market through our diverse product portfolio and multiple go-to-market levers, helping to support our sustained growth,” said Aneel Bhusri, co-founder, co-CEO, and chairman, Workday. “I continue to remain optimistic about the great opportunity in front of us, supported by our employees’ incredible efforts, our relentless focus on innovation, and our growing customer community – which consists of some of the world’s largest organizations that are making long-term investments in their future with Workday.”

“In the third quarter, we continued to see increased demand exceed our expectations, with more global organizations selecting our products to manage their people and finances and existing customers expanding their Workday footprint,” said Chano Fernandez, co-CEO, Workday. “As we look to the future, we will continue to accelerate our investments in our go-to-market efforts and our people, who are so critical to our success. We are well positioned with a strong foundation heading into fiscal 2023.”

“We reported a strong third quarter, once again accelerating subscription revenue growth, as organizations across the globe look to Workday as their strategic partner in driving their Finance and HR digital transformations,” said Robynne Sisco, co-president and chief financial officer, Workday. “As a result, we are raising our fiscal 2022 guidance for subscription revenue to a range of $4.533 billion to $4.535 billion, growth of 20%. We expect fourth-quarter subscription revenue of $1.216 billion to $1.218 billion, growth of 21%. We are also raising our fiscal 2022 non-GAAP operating margin guidance to 22%.”

Recent Highlights

•As part of its continued investment in proven leaders, Workday announced the promotion of Doug Robinson to co-president – effective immediately, and Barbara Larson to chief financial officer – effective Feb. 1, 2022. With these changes, Robynne Sisco will continue as co-president alongside Doug. In addition, Workday appointed Pete Schlampp to chief strategy officer and Sayan Chakraborty to executive vice president of Product and Technology.
•Workday announced its intent to acquire VNDLY, an industry leader in cloud-based external workforce and vendor management technology. With VNDLY, Workday will provide organizations with a unified workforce optimization solution that will help organizations manage all types of workers and support a holistic talent strategy.

•Workday acquired Zimit, one of the only configure price quote (CPQ) solutions built specifically for services industries, further expanding the Workday product portfolio that is enabling the office of the CFO to digitally transform.
•Workday announced Workday Scheduling and Labor Optimization, an intelligent, worker-first scheduling solution that matches labor demands with worker preferences so that organizations can better optimize shift schedules and empower frontline workers with flexibility and control for when and how they work.
•Workday announced that nearly 1,000 organizations are using Skills Cloud to effectively hire, engage, and retain their workforce amid the changing world of work. The company also announced a new packaged solution – skills foundation – to help customers accelerate and evolve their skills-based people strategies.
•Workday announced Workday Everywhere, packaged connectors that deliver a simple, connected, and more engaging employee experience by bringing Workday tasks and insights directly into digital workspaces.
•Workday was named a Leader in the 2021 Gartner® Magic Quadrant™ for Cloud HCM Suites for 1,000+ Employee Enterprises for the sixth consecutive year and positioned the highest for overall Ability to Execute.3
•Workday Financial Management received the Gartner Peer Insight Customers’ Choice 2021 Distinction for products in Cloud Core Financial Management Suites for Midsize, Large, and Global Enterprises based on feedback and ratings from end-user professionals.
•Workday announced that following its acquisition of Peakon ApS earlier this year, the leading employee engagement solution is now called Workday Peakon Employee Voice, marking a significant milestone in the integration of Peakon with Workday.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2022 third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3Gartner “Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises,” by Sam Grinter, Chris Pang, Jeff Freyermuth, Ron Hanscome, Helen Poitevin, Ranadip Chandra, John Kostoulas, October 19, 2021.

Required Disclaimer

GARTNER and MAGIC QUADRANT are registered trademarks and service marks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2021 Workday, Inc. All rights reserved. Workday, Peakon, Zimit, and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2022 subscription revenue and non-GAAP operating margin, fourth-quarter subscription revenue, growth, innovation, opportunities, customer demand and momentum, acceleration potential, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) the risk that the pending acquisition of VNDLY may not be completed in a timely manner or at all, that we may not be able to achieve the expected benefits of the transaction, or that we may incur unanticipated costs or other negative effects in connection with the transaction; (ii) our ability to implement our plans, objectives, and other expectations with respect to VNDLY or any other of our acquired companies; (iii) the impact of the ongoing COVID-19 pandemic on our business, as well as our customers, prospects, partners, and service providers; (iv) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (v) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (vi) our ability to manage our growth effectively; (vii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (viii) the development of the market for enterprise cloud applications and services; (ix) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning, artificial intelligence, and blockchain; (x) adverse changes in general economic or market conditions; (xi) the regulatory, economic, and political risks associated with our domestic and international operations; (xii) the regulatory risks related to new and evolving technologies such as machine learning, artificial intelligence, and blockchain; (xiii) delays or reductions in information technology spending; and (xiv) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended October 31, 2021, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,297,259	$1,384,181
Marketable securities	2,257,722	2,151,472
Trade and other receivables, net	865,040	1,032,484
Deferred costs	135,829	122,764
Prepaid expenses and other current assets	137,858	111,160
Total current assets	4,693,708	4,802,061
Property and equipment, net	1,120,196	972,403
Operating lease right-of-use assets	269,687	414,143
Deferred costs, noncurrent	287,645	271,796
Acquisition-related intangible assets, net	371,658	248,626
Goodwill	2,428,481	1,819,625
Other assets	269,508	189,757
Total assets	$9,440,883	$8,718,411
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$47,928	$75,596
Accrued expenses and other current liabilities	196,331	169,266
Accrued compensation	311,819	285,061
Unearned revenue	2,423,305	2,556,624
Operating lease liabilities	83,452	93,000
Debt, current	1,212,215	1,103,101
Total current liabilities	4,275,050	4,282,648
Debt, noncurrent	635,994	691,913
Unearned revenue, noncurrent	70,606	80,111
Operating lease liabilities, noncurrent	202,969	350,051
Other liabilities	40,448	35,854
Total liabilities	5,225,067	5,440,577
Stockholders’ equity:
Common stock	249	242
Additional paid-in capital	6,919,963	6,254,936
Treasury stock	(12,437)	(12,384)
Accumulated other comprehensive income (loss)	(20,627)	(54,970)
Accumulated deficit	(2,671,332)	(2,909,990)
Total stockholders’ equity	4,215,816	3,277,834
Total liabilities and stockholders’ equity	$9,440,883	$8,718,411

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenues:
Subscription services	$1,171,517	$968,547	$3,317,140	$2,782,201
Professional services	155,746	137,413	445,517	404,111
Total revenues	1,327,263	1,105,960	3,762,657	3,186,312
Costs and expenses (1):
Costs of subscription services	200,700	152,396	575,646	442,666
Costs of professional services	159,024	142,785	462,652	442,422
Product development	455,615	419,962	1,341,482	1,282,127
Sales and marketing	366,323	302,870	1,050,974	897,924
General and administrative	121,656	102,024	347,391	296,461
Total costs and expenses	1,303,318	1,120,037	3,778,145	3,361,600
Operating income (loss)	23,945	(14,077)	(15,488)	(175,288)
Other income (expense), net	21,557	(8,846)	115,491	(31,272)
Income (loss) before provision for (benefit from) income taxes	45,502	(22,923)	100,003	(206,560)
Provision for (benefit from) income taxes	2,090	1,417	(2,623)	4,164
Net income (loss)	$43,412	$(24,340)	$102,626	$(210,724)
Net income (loss) per share, basic	$0.17	$(0.10)	$0.42	$(0.89)
Net income (loss) per share, diluted	$0.17	$(0.10)	$0.40	$(0.89)
Weighted-average shares used to compute net income (loss) per share, basic	248,468	238,059	246,348	235,685
Weighted-average shares used to compute net income (loss) per share, diluted	254,760	238,059	253,917	235,685

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Costs of subscription services	$21,340	$16,767	$62,478	$45,484
Costs of professional services	29,105	27,349	83,331	74,467
Product development	135,591	128,423	395,345	378,950
Sales and marketing	55,645	54,077	158,121	150,881
General and administrative	39,437	33,216	111,197	97,958

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$43,412	$(24,340)	$102,626	$(210,724)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	87,127	73,864	254,973	218,556
Share-based compensation expenses	278,995	259,832	808,349	747,740
Amortization of deferred costs	35,482	28,732	100,844	82,141
Amortization of debt discount and issuance costs	997	12,098	2,991	41,466
Non-cash lease expense	21,407	22,141	64,706	60,389
(Gains) losses on investments	(25,222)	(143)	(125,479)	356
Other	3,411	(8,617)	(7,216)	7,684
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	6,649	(53,923)	171,257	127,663
Deferred costs	(50,654)	(41,823)	(129,758)	(101,724)
Prepaid expenses and other assets	18,050	25,898	(21,047)	36,738
Accounts payable	(12,007)	3,762	(4,117)	(9,313)
Accrued expenses and other liabilities	2,498	(5,037)	(24,109)	(46,378)
Unearned revenue	(25,491)	1,358	(158,465)	(239,899)
Net cash provided by (used in) operating activities	384,654	293,802	1,035,555	714,695
Cash flows from investing activities:
Purchases of marketable securities	(722,275)	(806,713)	(2,317,040)	(1,963,244)
Maturities of marketable securities	674,246	427,910	2,303,478	1,282,324
Sales of marketable securities	—	—	27,286	5,279
Owned real estate projects	(4)	(1,072)	(171,498)	(5,323)
Capital expenditures, excluding owned real estate projects	(33,335)	(78,197)	(190,912)	(204,692)
Business combinations, net of cash acquired	(60,645)	—	(739,865)	—
Purchases of non-marketable equity and other investments	(26,720)	(4,618)	(84,526)	(63,218)
Sales and maturities of non-marketable equity and other investments	1,874	24	5,169	6,223
Other	—	—	1	—
Net cash provided by (used in) investing activities	(166,859)	(462,666)	(1,167,907)	(942,651)
Cash flows from financing activities:
Proceeds from borrowings on Term Loan, net of debt discount and issuance costs	—	—	—	747,795
Payments on convertible senior notes	(9)	—	(80)	(249,946)
Payments on Term Loan	(9,375)	(9,375)	(28,125)	(9,375)
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	1,894	3,650	76,381	78,167
Other	(33)	(181)	(409)	(2,436)
Net cash provided by (used in) financing activities	(7,523)	(5,906)	47,767	564,205
Effect of exchange rate changes	50	40	(85)	546
Net increase (decrease) in cash, cash equivalents, and restricted cash	210,322	(174,730)	(84,670)	336,795
Cash, cash equivalents, and restricted cash at the beginning of period	1,092,929	1,246,246	1,387,921	734,721
Cash, cash equivalents, and restricted cash at the end of period	$1,303,251	$1,071,516	$1,303,251	$1,071,516

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$200,700	$(21,340)	$(12,859)	$—	$166,501
Costs of professional services	159,024	(29,105)	(1,043)	—	128,876
Product development	455,615	(135,591)	(2,870)	—	317,154
Sales and marketing	366,323	(55,645)	(9,642)	—	301,036
General and administrative	121,656	(39,437)	(772)	—	81,447
Operating income (loss)	23,945	281,118	27,186	—	332,249
Operating margin	1.8%	21.2%	2.0%	—%	25.0%
Other income (expense), net	21,557	—	—	—	21,557
Income (loss) before provision for (benefit from) income taxes	45,502	281,118	27,186	—	353,806
Provision for (benefit from) income taxes	2,090	—	—	65,133	67,223
Net income (loss)	$43,412	$281,118	$27,186	$(65,133)	$286,583
Net income (loss) per share, basic (1)	$0.17	$1.13	$0.11	$(0.26)	$1.15
Net income (loss) per share, diluted (1)	$0.17	$1.10	$0.11	$(0.28)	$1.10
(1)GAAP net income per share is calculated based upon 248,468 basic and 254,760 diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 248,468 basic and 262,577 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $1.3 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $19.7 million and total employer payroll tax-related items on employee stock transactions of $7.5 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, we determined the projected non-GAAP tax rate to be 19%. Included in the per share amount is a dilution impact of $0.02 from the conversion of GAAP diluted net income per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$152,396	$(16,767)	$(7,811)	$—	$—	$127,818
Costs of professional services	142,785	(27,349)	(824)	—	—	114,612
Product development	419,962	(128,423)	(4,006)	—	—	287,533
Sales and marketing	302,870	(54,077)	(8,352)	—	—	240,441
General and administrative	102,024	(33,216)	(1,355)	—	—	67,453
Operating income (loss)	(14,077)	259,832	22,348	—	—	268,103
Operating margin	(1.3)%	23.5%	2.0%	—%	—%	24.2%
Other income (expense), net	(8,846)	—	—	11,988	—	3,142
Income (loss) before provision for (benefit from) income taxes	(22,923)	259,832	22,348	11,988	—	271,245
Provision for (benefit from) income taxes	1,417	—	—	—	50,119	51,536
Net income (loss)	$(24,340)	$259,832	$22,348	$11,988	$(50,119)	$219,709
Net income (loss) per share, basic (1)	$(0.10)	$1.09	$0.09	$0.05	$(0.21)	$0.92
Net income (loss) per share, diluted (1)	$(0.10)	$1.09	$0.09	$0.05	$(0.27)	$0.86
(1)GAAP net loss per share is calculated based upon 238,059 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 238,059 basic and 254,176 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $14.2 million and total employer payroll tax-related items on employee stock transactions of $8.1 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, the projected non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.06 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$575,646	$(62,478)	$(40,195)	$—	$472,973
Costs of professional services	462,652	(83,331)	(9,211)	—	370,110
Product development	1,341,482	(395,345)	(25,573)	—	920,564
Sales and marketing	1,050,974	(158,121)	(36,512)	—	856,341
General and administrative	347,391	(111,197)	(6,091)	—	230,103
Operating income (loss)	(15,488)	810,472	117,582	—	912,566
Operating margin	(0.4)%	21.5%	3.2%	—%	24.3%
Other income (expense), net	115,491	—	—	—	115,491
Income (loss) before provision for (benefit from) income taxes	100,003	810,472	117,582	—	1,028,057
Provision for (benefit from) income taxes	(2,623)	—	—	197,954	195,331
Net income (loss)	$102,626	$810,472	$117,582	$(197,954)	$832,726
Net income (loss) per share, basic (1)	$0.42	$3.29	$0.48	$(0.81)	$3.38
Net income (loss) per shares, diluted (1)	$0.40	$3.19	$0.46	$(0.85)	$3.20
(1)GAAP net income per share is calculated based upon 246,348 basic and 253,917 diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 246,348 basic and 261,734 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $3.9 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include total employer payroll tax-related items on employee stock transactions of $60.1 million and amortization of acquisition-related intangible assets of $57.5 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, we determined the projected non-GAAP tax rate to be 19%. Included in the per share amount is a dilution impact of $0.07 from the conversion of GAAP diluted net income per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2020
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Amortization of Convertible Senior Notes Debt Discount and Issuance Costs	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$442,666	$(45,484)	$(26,298)	$—	$—	$370,884
Costs of professional services	442,422	(74,467)	(4,843)	—	—	363,112
Product development	1,282,127	(378,950)	(20,710)	—	—	882,467
Sales and marketing	897,924	(150,881)	(26,841)	—	—	720,202
General and administrative	296,461	(97,958)	(5,111)	—	—	193,392
Operating income (loss)	(175,288)	747,740	83,803	—	—	656,255
Operating margin	(5.5)%	23.5%	2.6%	—%	—%	20.6%
Other income (expense), net	(31,272)	—	—	41,209	—	9,937
Income (loss) before provision for (benefit from) income taxes	(206,560)	747,740	83,803	41,209	—	666,192
Provision for (benefit from) income taxes	4,164	—	—	—	122,412	126,576
Net income (loss)	$(210,724)	$747,740	$83,803	$41,209	$(122,412)	$539,616
Net income (loss) per share, basic (1)	$(0.89)	$3.17	$0.36	$0.17	$(0.52)	$2.29
Net income (loss) per share, diluted (1)	$(0.89)	$3.17	$0.36	$0.17	$(0.66)	$2.15
(1)GAAP net loss per share is calculated based upon 235,685 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 235,685 basic and 251,517 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $45.8 million and total employer payroll tax-related items on employee stock transactions of $38.0 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2021, the projected non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.14 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss) and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, non-cash interest expense related to our convertible senior notes, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.
•Amortization of convertible senior notes debt discount and issuance costs. We adopted Accounting Standard Update No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40), on February 1, 2021, using a modified retrospective method, under which financial results reported in prior periods were not adjusted. Prior to the adoption, we were required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we were required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs were excluded from management’s assessment of our operating performance because management believed that these non-cash expenses were not indicative of ongoing operating performance. Management believed that the exclusion of the non-cash interest expense provided investors an enhanced view of Workday’s operational performance. Upon adoption, we recombined the liability and equity components of our outstanding convertible senior notes, assuming the instrument was accounted for as a single liability from inception to the date of adoption. We similarly recombined the liability and equity components of the issuance costs. Under this new guidance, we will no longer incur interest expense related to the amortization of the debt discount associated with the conversion option and therefore no longer consider this to be a non-GAAP reconciling item.

•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2022 and 2021, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Justin Furby
IR@Workday.com

Media Contact:
Sion Rogers
Media@Workday.com